Filed Pursuant to Rule 424(b)(3)
Registration No. 333-177963

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 6 DATED MARCH 1, 2013
TO THE PROSPECTUS DATED OCTOBER 1, 2012

This supplement No. 6 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 6 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose the recent share pricing information.

Recent Share Pricing Information
Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from February 1 to February 28, 2013, for each of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class E
February 1, 2013	$10.14	$10.15	$10.16
February 4, 2013	$10.14	$10.15	$10.16
February 5, 2013	$10.14	$10.15	$10.16
February 6, 2013	$10.14	$10.15	$10.16
February 7, 2013	$10.14	$10.15	$10.16
February 8, 2013	$10.14	$10.15	$10.16
February 11, 2013	$10.15	$10.16	$10.17
February 12, 2013	$10.15	$10.16	$10.17
February 13, 2013	$10.14	$10.16	$10.17
February 14, 2013	$10.14	$10.15	$10.17
February 15, 2013	$10.14	$10.15	$10.17
February 19, 2013	$10.14	$10.15	$10.17
February 20, 2013	$10.14	$10.15	$10.17
February 21, 2013	$10.14	$10.15	$10.17
February 22, 2013	$10.14	$10.16	$10.17
February 25, 2013	$10.14	$10.16	$10.17
February 26, 2013	$10.14	$10.16	$10.17
February 27, 2013	$10.14	$10.16	$10.17
February 28, 2013	$10.14	$10.15	$10.17
Purchases and repurchases of shares of our Class A and Class M common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each class is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.

Our Class E shares are not being sold in connection with this offering.